                                                               EXHIBIT 99 (a)(5)

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THIS DOCUMENT IS IMPORTANT AND REQUIRES YOUR IMMEDIATE ATTENTION. THIS FORM MAY
NOT BE USED TO ACCEPT THE OFFER FOR AMERICAN DEPOSITARY SHARES OF SEMA. THE LETTER OF TRANSMITTAL IS THE APPROPRIATE DOCUMENT FOR SUCH PURPOSES. If you are in any doubt about this Offer or what action you should take,you are recommended immediately to seek your own financial advice from your stockbroker, bank manager, solicitor,accountant or other independent financial adviser authorised under the Financial Services Act 1986 or from another appropriately authorised independent financial adviser.

This Form of Acceptance, Authority and Election (the "Form of Acceptance"), which relates to the Offer,should be read in conjunction with the accompanying offer document dated 21 February 2001 (the "Offer Document"). The definitions used in the Offer Document apply in this Form of Acceptance. The provisions of Appendix I to the Offer Document are deemed to be incorporated in and form part of this Form of Acceptance and should be read carefully by each Sema Shareholder.

If you have sold or otherwise transferred all of your Sema Shares, please send this Form of Acceptance, the Offer Document and the reply-paid envelope, as soon as possible, to the purchaser or transferee or to the stockbroker, bank or agent through or to whom the sale or transfer was made for delivery to the purchaser or transferee. However, such documents should not be forwarded or transmitted in or into Australia, Canada or Japan. The Offer is not being made, directly or indirectly, in or into Australia, Canada or Japan and may not be accepted in or from Australia, Canada or Japan. Accordingly this Form of Acceptance, the Offer Document and related documents are not being, and must not be, mailed or otherwise distributed or sent in or into Australia, Canada, or Japan. Custodians, nominees and trustees should observe these restrictions and should not send this Form of Acceptance, the Offer Document and related documents in or into Australia, Canada or Japan.

If you are a CREST sponsored member, you should refer to your CREST sponsor before completing the Form of Acceptance.
--------------------------------------------------------------------------------

                  FORM OF ACCEPTANCE, AUTHORITY AND ELECTION

                            Recommended Cash Offer

                                      by

                                Lehman Brothers

                                 on behalf of

                           Schlumberger Investments

               (a wholly-owned subsidiary of Schlumberger N.V.)

                                      for

                                   Sema plc

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                           PROCEDURE FOR ACCEPTANCE

 .    The Letter of Transmittal may not be used to accept the Offer for Sema
     Shares; this Form of Acceptance is the proper document for such purposes.

 .    To accept the Offer, use this Form of Acceptance and follow the instructions and notes for guidance set out on pages 2, 3 and 4. All Sema Shareholders who are individuals must sign the Form of Acceptance in the presence of a witness who must also sign where indicated. If you hold Sema Shares jointly with others, you must arrange for all your co-holders to sign this Form of Acceptance.

 .    The information on page 4 of this Form of Acceptance may help to answer queries you may have about the Form of Acceptance and the procedure for responding to the Offer.

 .    Please return this Form of Acceptance, duly completed and signed (and accompanied, if your Sema Shares are in certificated form, by your share certificate(s) and/or other document(s) of title) either (if you are outside the US) by post or by hand to Computershare Services PLC, PO Box 859, The Pavillions, Bridgewater Road, Bristol BS99 1XZ or, by hand only (during normal business hours),to Computershare Services PLC, 7th floor, Jupiter House, Triton Court, 14 Finsbury Square, London EC2A 1BR or, (if you are in the US) by mail only, to Computershare Trust Company of New York, Wall Street Station, P.O. Box 1023, New York, NY 10268-1023 or, by overnight courier or hand only (during the hours of 9.00 a.m. and 3.00 p.m. (New York City time)), to Computershare Trust Company of New York, Wall Street Plaza, 88 Pine Street-19th Floor, New York, NY 10005, as soon as possible, but in any event so as to be received by no later than 3.00 p.m. (London time), 10.00 a.m. (New York City time), on 21 March 2001. A first class reply-paid envelope (for use in the UK only) is enclosed for documents lodged by post.

 .    If your Sema Shares are in uncertificated form (that is, in CREST), you should return this Form of Acceptance, duly completed and signed, and take the action set out in paragraph 16(a)(iv) of the letter from Lehman Brothers contained in the Offer Document in order to transfer your Sema Shares to an escrow balance. For this purpose, the participant ID of Computershare Services PLC, the CREST Receiving Agent which will act as the escrow agent for the purposes of the Offer, is 3RA09 and the member account ID of the escrow agent is SEMA and the Form of Acceptance reference number of this Form (for insertion in the first eight characters of the shared note field on the TTE instruction) is shown next to Box 5 on page 3 of this Form of Acceptance. You should ensure that the TTE settles not later than
     3.00 p.m. (London time), 10.00 a.m. (New York City time), on 21 March 2001.

 .    If you hold Sema Shares in both certificated and uncertificated form, you should complete a separate Form of Acceptance for each holding. Similarly, you should complete a separate Form of Acceptance for each different member account ID under which Sema Shares are held in uncertificated form and for each different designation under which Sema Shares are held in certificated form. You can obtain further Forms of Acceptance by contacting Computershare Services PLC (telephone number: +44 870 702 0100) or Computershare Trust Company of New York (telephone number: +1 212 701
     7650).

 .    If your SemaShares are in certificated form and your share certificate(s)
     and/or other document(s) of title is/are not readily available or is/are lost, this Form of Acceptance should nevertheless be completed, signed and returned as stated above so as to be received no later than 3.00 p.m. (London time), 10.00 a.m. (New York City time), on 21 March 2001 and the share certificate(s) and/or other document(s) of title or an indemnity satisfactory to Schlumberger Investments should be lodged as soon as possible thereafter with Computershare Services PLC or Computershare Trust Company of New York, as appropriate, at the relevant address set out above.

 .    Please read Part B of Appendix I to the Offer Document,the terms of which are incorporated in and form part of this Form of Acceptance.

 .    A Form of Acceptance contained in an envelope postmarked in Australia,
     Canada or Japan or otherwise appearing to Schlumberger Investments or its agents to have been sent from any of those countries may not constitute a valid acceptance of the Offer.

 .    Do not detach any part of this Form of Acceptance.

 .    If you are in any doubt as to the procedures for acceptance, please contact the UK Receiving Agent, Computershare Services PLC, PO Box 859, The Pavillions, Bridgewater Road, Bristol BS99 1XZ, or by telephone on +44 870 702 0100, or the US Forwarding Agent, Computershare Trust Company of New York at Wall Street Plaza, 88 Pine Street-19th Floor, New York, NY 10005 or by telephone on +1 212 701 7650.
--------------------------------------------------------------------------------

                    HOW TO COMPLETE THIS FORM OF ACCEPTANCE

 The provisions of Part B of Appendix I to the Offer Document are incorporated into and form part of this Form of Acceptance.
--------------------------------------------------------------------------------
[1] To accept the Offer
    To accept the Offer, insert in Box [1] the total number of Sema Shares for which you wish to accept the Offer. You must also sign Box [3] which will constitute your acceptance of the Offer, and complete Box [4] and, if appropriate, complete Boxes [2], [5], [6] and [7].

    If no number, or a number greater than your registered holding of Sema Shares, is inserted in Box [1] and you have signed Box [3], you will be deemed to have inserted in Box [1], and to have accepted the Offer in respect of, your entire registered holding of Sema Shares (being your entire holding under the name and address specified in Box [4]) or if your Sema Shares are in CREST, under the participant ID and member account ID specified in Box [5]). CREST participants are requested to insert in Box [1] the same number of SemaShares as entered on the related TTE instruction. If you put "NO" in Box [6], you may be deemed not to have accepted the Offer.

                                                                   Complete here

--------------------------------------------------------------------------------
[2] US dollar payment election
    If, but only if, you wish to receive all of your cash consideration in US dollars instead of pounds sterling, you must put "YES" in Box [2].

    You may not elect to receive payment of the cash consideration in a mixture of US dollars and pounds sterling. If you put "YES" in Box [2], you will receive the whole of your cash consideration in US dollars.

    Details of the basis of payment in US dollars are set out in paragraph 11 of Part B of Appendix I to the Offer Document.

    Please note that any fluctuation in the US dollar/pound sterling exchange rate will be at your risk.

                                                                   Complete here

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[3] Signatures
    You must sign Box [3] regardless of which other box(es) you complete and, in the case of a joint holding, arrange for all other joint holders to do likewise. Each holder who is an individual must sign in the presence of a witness, who must also sign and print his/her name in Box [3] where indicated. The witness must be over 18 years of age and must not be one of the joint registered holders. The same witness may witness each signature of the joint holders.

    If the Form of Acceptance is not signed by the registered holder(s), insert the name(s) and capacity (e.g. attorney or executor) of the person(s) signing the Form of Acceptance. Such person should also deliver evidence of his/her authority.

    A company may either execute under seal, the seal being affixed and witnessed in accordance with its Articles of Association or other regulations or, if applicable, in accordance with Section 36A of the Companies Act 1985. Persons authorised by a company incorporated outside England and Wales may sign the Form of Acceptance in accordance with the laws of the territory in which the relevant company is incorporated. In all cases, execution on behalf of a company should be expressed to be by the company.

                                                                       Sign here

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[4] Full name(s) and address(es)
    Complete Box [4] with the full name and address of the sole or first named registered holder together with the full names and addresses of all other joint holders (if any) in BLOCK CAPITALS.

    Unless you complete Box [7], this is the address to which your consideration under the Offer will be sent. If the address inserted in Box [4] is in Australia, Canada or Japan, you must insert in Box [7] an alternative address outside Australia, Canada or Japan.

                                                                   Complete here

--------------------------------------------------------------------------------
[5] Participant ID and member account ID

    If your Sema Shares are in CREST, you must insert in Box [5] the participant ID and the member account ID under which such Sema Shares are held by you in CREST. You must also transfer (or procure the transfer of) the Sema Shares concerned to an escrow balance, specifying in the TTE instruction the participant ID and the member account ID inserted in Box [5] and the Form of Acceptance reference number of this Form and other information specified in paragraph 16(a)(iv) of the letter from Lehman Brothers contained in the Offer Document.

                                                                   Complete here

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[6] Overseas Shareholders
    If you are unable to give the representations and warranties required by paragraph 9(b) of Part B of Appendix I to the Offer Document, YOU MUST PUT "NO" IN BOX [6].

    If you do not put "NO" in Box [6] you will be deemed to have given such representations and warranties.

                                                                   Complete here

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[7] Alternative address for despatch of consideration and/or other documents
    If you wish the consideration and/or other documents to be sent to an address other than the address of the first named registered holder set out in Box [4] or to someone other than the first named registered holder at the address set out in Box [4] (e.g. your bank manager or stockbroker) you should complete Box [7]. Box [7] must also be completed by holders with registered addresses in Australia, Canada or Japan or holders who have completed Box [4] with an address in Australia, Canada or Japan. You must not insert in Box [7] an address in Australia, Canada or Japan.

                                                                   Complete here

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

                       PLEASE COMPLETE IN BLOCK CAPITALS

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[1] TO ACCEPT THE OFFER                                                    BOX 1
    Complete Box [1] and Box [4] (and, if appropriate, Box [2], Box [5], Box [6] and/or Box [7]) and sign Box [3] in the presence of a witness.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Number of Sema Shares for which you are accepting the Offer
--------------------------------------------------------------------------------

                                                                     -----------
                                                                     FOR OFFICE
                                                                     USE ONLY

                                                                     -----------
                                                                     HOLDER CODE

                                                                     -----------
                                                                          H

                                                                     -----------
                                                                          C

                                                                     -----------
                                                                          Q

                                                                     -----------

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[2] US DOLLAR PAYMENT ELECTION                                             BOX 2
    Please put "YES" in Box [2] to receive all of your cash consideration in US dollars instead of pounds sterling in accordance with paragraph 11 of Part B of Appendix I to the Offer Document.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Only put "YES" in the above box if you wish to receive all your cash consideration in US dollars.
--------------------------------------------------------------------------------
[3] SIGN HERE TO ACCEPT THE OFFER                                          BOX 3

-------------------------------------------------------------------------------------------
INDIVIDUALS:
Signed, sealed and delivered as a deed by:     Witnessed by:

1.                                             1. Name                   Address of witness
Signature                                      Signature

2.                                             2. Name                   Address of witness
Signature                                      Signature

3.                                             3. Name                   Address of witness
Signature                                      Signature

4.                                             4. Name                   Address of witness
Signature                                      Signature

-------------------------------------------------------------------------------------------

Note: Each registered holder of Sema Shares who is an individual should sign the Form of Acceptance in the presence of a witness who should also sign Box [3] and print his name where indicated. The witness must be over 18 years of age and must not be one of the joint registered holders.

-----------------------------------------------------------------------------------------------------------------------
COMPANIES:
Executed as a deed by/under the common seal of:
                                                      Signature of Director                  Name of Director

Name of Company                                       Signature of second Director or        Name of second Director or
                                                      Company Secretary                      Company Secretary
-----------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
[4] FULL NAME(S) AND ADDRESS(ES)                                           BOX 4

-------------------------------------------------------------------------------------------
First registered holder                                Third registered holder
Forename(s)                                            Forename(s)
Surname (Mr/Mrs/Miss/Title)                            Surname (Mr/Mrs/Miss/Title)
Address                                                Address
                             Postcode                                              Postcode
Second registered holder                               Fourth registered holder
Forename(s)                                            Forename(s)
Surname (Mr/Mrs/Miss/Title)                            Surname (Mr/Mrs/Miss/Title)
Address                                                Address
                             Postcode                                              Postcode
-------------------------------------------------------------------------------------------

In case of query, please state daytime telephone number (outside Australia, Canada and Japan)

--------------------------------------------------------------------------------
[5] PARTICIPANT ID AND MEMBER ACCOUNT ID                                   BOX 5
    Complete this box only if your Sema Shares are in CREST. The reference number of this Form of Acceptance is:

--------------------------------------------------------------------------------
Participant ID
Member account ID
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
[6] OVERSEAS SHAREHOLDERS                                                  BOX 6
    Please put "No" in Box [6] if you are unable to give the representations and warranties relating to overseas shareholders set out in paragraph 9(b) of Part B of Appendix I to the Offer Document.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
[7] ALTERNATIVE ADDRESS                                                    BOX 7
    Address outside Australia, Canada and Japan to which consideration and/or other documents is/are to be sent instead of the address in Box [4] above.

--------------------------------------------------------------------------------
Name
Address
                          Postcode
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

      FURTHER NOTES ABOUT COMPLETING AND LODGING THIS FORM OF ACCEPTANCE

In order to be effective, this Form of Acceptance must, except as mentioned below, be signed personally by the registered holder or, in the case of a joint holding, by ALL the joint holders and each individual signature must be independently witnessed. A company must execute this Form of Acceptance under its common seal, the seal being affixed and witnessed in accordance with its Articles of Association or other regulations. Alternatively, a company to which section 36A of the Companies Act 1985 applies may execute this Form of Acceptance by a director and the company secretary or by two directors of the company signing the Form of Acceptance. A company incorporated outside England and Wales may sign in accordance with the laws of the relevant territory in which the relevant company is incorporated. In both cases, execution should be expressed to be by the company and each person signing the Form of Acceptance should state the office which he/she holds and insert the name of the company in the place provided in Box [3].

In order to avoid delay and inconvenience to yourself, the following points may assist you:

1.  If a holder is away from home (e.g. abroad or on holiday)

    Send this Form of Acceptance and the Offer Document by the quickest means (e.g. air mail), but not in or into Australia, Canada or Japan, to the holder for execution or, if he/she has executed a power of attorney giving sufficient authority, have this Form of Acceptance signed by the attorney in the presence of a witness. In the latter case, the power of attorney (or a copy thereof duly certified in accordance with the Powers of Attorney Act
    1971) must be lodged with this Form of Acceptance for noting (see paragraph 8 below). No other signatures are acceptable.

2. If you have sold or transferred all, or wish to sell or transfer part, of your Sema Shares

    You should pass this Form of Acceptance together with the Offer Document and the reply-paid envelope at once, to the purchaser or transferee or to the stockbroker, bank or other agent through whom the sale or transfer was effected for transmission to the purchaser or transferee. However, this Form of Acceptance and the Offer Document should not be distributed, forwarded or transmitted in or into Australia, Canada or Japan. If your Sema Shares are in certificated form, and you wish to sell part of your holding of Sema Shares and also wish to accept the Offer in respect of the balance but are unable to obtain the balance certificate by 21 March 2001 you should ensure that the stockbroker or other agent through whom you make the sale obtains the appropriate endorsement or indication, signed on behalf of Sema's registrars, IRG plc, at Bourne House, 34 Beckenham Road, Beckenham, Kent
    BR3 4TU, in respect of the balance of your holding of Sema Shares.

3.  If the sole holder has died

    If a grant of probate or letters of administration has/have been registered with Sema's registrars, IRG plc, this Form of Acceptance must be signed by the personal representative(s) of the deceased holder, each in the presence of a witness, and returned to Computershare Services PLC or Computershare Trust Company of New York, as appropriate, at the relevant address given on page 1. If a grant of probate or letters of administration has/have not been registered with Sema's registrars, IRG plc, the personal representative(s) or the prospective personal representative(s) should sign this Form of Acceptance, each in the presence of a witness, and return it with the share certificate(s) or other document(s) of title to Computershare Services PLC or (in the case of a US holder) to Computershare Trust Company of New York at the relevant address given on page 1. However, the grant of probate or letters of administration must be lodged with Computershare Services PLC or Computershare Trust Company of New York, as appropriate, before the consideration due under the Offer can be forwarded to the personal representative(s).

4.  If one of the joint holders has died

    This Form of Acceptance must be signed by all the surviving holders in the presence of a witness, and lodged with Computershare Services PLC or Computershare Trust Company of New York, as appropriate, at the relevant address given on page 1, with the share certificate(s) and/or other documents of title and accompanied by the death certificate, the grant of probate or letters of administration in respect of the deceased holder.

5. If your Sema Shares are in certificated form and the share certificate(s) is/are held by your stockbroker, bank or some other agent

    Complete this Form of Acceptance and, if the share certificate(s) is/are readily obtainable, deliver this completed Form of Acceptance to your bank, stockbroker or other agent for lodging with Computershare Services PLC or Computershare Trust Company of New York, as appropriate, at the relevant address given on page 1, accompanied by the share certificate(s) and/or other document(s) of title. If the share certificate(s) is/are not readily obtainable, send this Form of Acceptance duly completed to Computershare Services PLC or Computershare Trust Company of New York, as appropriate, at the relevant address given on page 1 together with a note saying, for example, "Share certificate(s) to follow" and arrange for the share certificate(s) to be forwarded to Computershare Services PLC or Computershare Trust Company of New York, as appropriate, at the relevant address given on page 1, as soon as possible thereafter. It is helpful for your agent to be informed of the full terms of the Offer.

6. If your Sema Shares are in certificated form and the share certificate(s) has/have been lost

    Complete this Form of Acceptance and lodge it, together with any share certificate(s) available, with Computershare Services PLC (if you are outside the United States) or Computershare Trust Company of New York (if you are in the United States), as appropriate, at the relevant address given on page 1 accompanied by a letter stating that you have lost one or more of your share certificate(s). At the same time you should write to Sema's registrars, IRG plc, at the address given above, requesting that they send you a letter of indemnity for completion. When completed, the letter of indemnity must be lodged with Computershare Services PLC (if you are outside the United States) or Computershare Trust Company of New York (if you are in the United States), as appropriate, at the relevant address given on page 1 of this Form of Acceptance, as soon as possible thereafter.

7.  If your Sema Shares are in CREST

    You should take the action set out in paragraph 16(a)(iv) of the letter from Lehman Brothers contained in the Offer Document to transfer your Sema Shares to an escrow balance. You are reminded to keep a record of the Form of Acceptance reference number so that such number can be inserted in the TTE instruction.

    If you are a CREST sponsored member, you should refer to your CREST sponsor before completing this Form of Acceptance, as only your CREST sponsor will be able to send the necessary TTE instruction to CRESTCo.

8.  If this Form of Acceptance is signed under a power of attorney

    The completed Form of Acceptance, together with the share certificate(s) and/or other document(s) of title, should be lodged with Computershare Services PLC or Computershare Trust Company of New York, as appropriate, at the relevant address given on page 1, accompanied by the original power of attorney (or a copy thereof duly certified in accordance with the Powers of Attorney Act 1971). The power of attorney will be noted by Computershare Services PLC or Computershare Trust Company of New York, as appropriate, and returned as directed.

9. If your name or other particulars differ from those appearing on your share certificate(s), for example:

    Incorrect name, for example:

    (a) Name on the certificate ................James Smith

        Correct name ...........................James John Smith

    Complete this Form of Acceptance with the correct name and lodge it with Computershare Services PLC or Computershare Trust Company of New York, as appropriate, at the relevant address given on page 1 accompanied by your share certificate(s) and by a letter from your bank, stockbroker or solicitor confirming that the person described on the share certificate(s) and the person who has signed this Form of Acceptance are one and the same.

    (b) Incorrect address on the share certificate(s):

        Write the correct address in Box [4] of this Form of Acceptance.

    (c) Change of name:

        If you have changed your name, lodge your marriage certificate or the deed poll or, in the case of a company, a copy of the certificate of incorporation on change of name, with this Form of Acceptance for noting. The documents will be returned as directed.

10. If you are not resident in the United Kingdom or the United States

    The attention of Sema Shareholders not resident in the UK or the US is drawn, in particular to paragraph 7 of Part B of Appendix I to the Offer Document.

Without prejudice to Part B of Appendix I of the Offer Document, Schlumberger Investments reserves the right to treat as valid in whole or in part any acceptance of the Offer which is not entirely in order or which is not accompanied by the relevant transfer to escrow or (as appropriate) the relevant share certificate(s) and/or other document(s) of title. In that event, no payment of cash under the Offer will be made until after the relevant transfer to escrow has been made or (as appropriate) the relevant share certificate(s) and/or other document(s) of title or indemnities satisfactory to Schlumberger Investments have been received.

                    Printed by RR Donnelley Financial 27014